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                      ACCOUNTANTS' CONSENT
                      --------------------





The Board of Directors and Shareholders
Urban Shopping Centers, Inc.:

We consent to incorporation by reference in the registration statements No. 333-35909 (Form S-8), No. 333-86778 (Form S-8),
No. 333-96388 (Form S-8)and No. 333-35911 (Form S-3) of Urban
Shopping Centers, Inc. of our report dated December 12, 1997, relating to the Combined Statement of Operations of Fox Valley Center and Hawthorn Center for the year ended December 31, 1996, which report appears in the December 19, 1997, Form 8-K/A Amendment No. 1 of Urban Shopping Centers, Inc.



                                            KPMG PEAT MARWICK LLP


Chicago, Illinois
December 19, 1997